Exhibit 99.1

Boot Barn Holdings, Inc. Announces Preliminary Third Quarter Results that Beat Sales and EPS Guidance and Participation in the 2019 ICR Conference

IRVINE, Calif.--(BUSINESS WIRE)--January 11, 2019--Boot Barn Holdings, Inc. (NYSE:BOOT) today announced preliminary results for the third quarter of fiscal year 2019 ended December 29, 2018 in advance of its participation in the ICR Conference on Monday, January 14, 2019.

Preliminary Results for the Third Quarter of Fiscal Year 2019

For the third quarter ended December 29, 2018, the Company expects to report:

  Net sales increased 13% to approximately $254 million.
  Same store sales increased approximately 9.2%, with double-digit growth in e-commerce and high single digit growth in retail stores. This compares with third quarter guidance of 5.0% to 7.0%.
  Net income per diluted share of approximately $0.66 based on 28.9 million weighted average diluted shares outstanding. Net income per diluted share in the prior-year period was $0.73, or $0.46 when excluding approximately $0.27 related to tax reform.

Jim Conroy, Chief Executive Officer, commented, “I am thrilled with our third quarter performance, which included sales growth in virtually all major product categories and geographic regions while generating strong merchandise margin expansion. Sales momentum in our retail stores continued as we have now reported 7 consecutive quarters of same store sales growth in our stores. We also delivered double-digit growth in e-commerce sales with a healthy increase in margin. The team executed extremely well from a merchandising, marketing and operational perspective, driving strong top line and bottom line growth. While early, I am also quite pleased with current business and a solid start to our fiscal fourth quarter.”

The foregoing expected results are preliminary and remain subject to the completion of normal quarter end accounting procedures and closing adjustments. The Company currently plans to report third quarter results on February 5, 2019, at which time it will also provide fourth quarter guidance.

2019 ICR Conference

The Company will be presenting at the 2019 ICR Conference held at the JW Marriott Orlando Grande Lakes in Orlando, Florida, on Monday, January 14, 2019 at 2:00pm Eastern Standard Time. The slide presentation is available on the “Events & Presentations” section at http://investor.bootbarn.com. The audio portion of the presentation will be webcast live over the internet and can also be accessed at http://investor.bootbarn.com. An online archive will be available for a period of 90 days following the presentation.

About Boot Barn

Boot Barn is the nation’s leading lifestyle retailer of western and work-related footwear, apparel and accessories for men, women and children. The Company offers its loyal customer base a wide selection of work and lifestyle brands. As of the date of this release, Boot Barn operates 234 stores in 31 states, in addition to an e-commerce channel www.bootbarn.com. The Company also operates www.sheplers.com, the nation’s leading pure play online western and work retailer and www.countryoutfitter.com, an e-commerce site selling to customers who live a country lifestyle. For more information, call 888-Boot-Barn or visit www.bootbarn.com.

Forward Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements refer to our current expectations and projections relating to, by way of example and without limitation, our financial condition, liquidity, profitability, results of operations, margins, plans, objectives, strategies, future performance, business and industry. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate", "estimate", "expect", "project", "plan“, "intend", "believe", “may”, “might”, “will”, “could”, “should”, “can have”, “likely”, “outlook” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events, but not all forward-looking statements contain these identifying words. These forward-looking statements are based on assumptions that the Company’s management has made in light of their industry experience and on their perceptions of historical trends, current conditions, expected future developments and other factors they believe are appropriate under the circumstances. As you consider this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. These risks, uncertainties and assumptions include, but are not limited to, the following: decreases in consumer spending due to declines in consumer confidence, local economic conditions or changes in consumer preferences; the Company’s ability to effectively execute on its growth strategy; and the Company’s failure to maintain and enhance its strong brand image, to compete effectively, to maintain good relationships with its key suppliers, and to improve and expand its exclusive product offerings. The Company discusses the foregoing risks and other risks in greater detail under the heading “Risk factors” in the periodic reports filed by the Company with the Securities and Exchange Commission. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. Because of these factors, the Company cautions that you should not place undue reliance on any of these forward-looking statements. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict those events or how they may affect the Company. Further, any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company does not intend to update or revise the forward-looking statements in this press release after the date of this press release.

CONTACT:
Investors:
ICR, Inc.
Brendon Frey, 203-682-8216
BootBarnIR@icrinc.com
or
Media:
Jim Watkins
Vice President, Investor Relations
949-453-4428
BootBarnIRMedia@bootbarn.com